Exhibit 21

DIRECT AND INDIRECT SUBSIDIARIES OF
THE SCOTTS MIRACLE-GRO COMPANY

Directly owned subsidiaries, as of June 30, 2018, are located at the left margin, each subsidiary tier thereunder is indented. Subsidiaries are listed under the names of their respective parent entities. Unless otherwise noted, the subsidiaries are wholly-owned.

NAME	JURISDICTION OF FORMATION

GenSource, Inc.	Ohio
Gutwein & Co., Inc.	Indiana
OMS Investments, Inc.	Delaware
Scotts Temecula Operations, LLC	Delaware
Sanford Scientific, Inc.	New York
Scotts Global Investments, Inc.	Delaware
Scotts Global Services, Inc.	Ohio
Scotts Luxembourg SARL	Luxembourg
Scotts Manufacturing Company	Delaware
Miracle-Gro Lawn Products, Inc.	New York
Scotts Products Co.	Ohio
Scotts Servicios, S.A. de C.V.[1]	Mexico
Scotts Professional Products Co.	Ohio
Scotts Servicios, S.A. de C.V.[1]	Mexico
SLS Holdings, Inc.	Delaware
Outdoor Home Services Holdings LLC[2]	Delaware
SMG Growing Media, Inc.	Ohio
AeroGrow International, Inc.[3]	Nevada
Hyponex Corporation	Delaware
Rod McLellan Company	California
The Hawthorne Gardening Company	Delaware
Can-filters Chile SPA	Chile
Hawthorne Canada Limited	Canada
Hawthorne Hydroponics LLC	Delaware
Columbia River Industrial Holdings, LLC	Washington
Hawthorne Holdings B.V.	Netherlands
Hawthorne Gardening B.V.	Netherlands
Gavita Partners B.V.	Netherlands
Gavita International B.V.	Netherlands

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[1] Scotts Professional Products Co. owns 50% and Scotts Products Co. owns 50%. [2] SLS Holdings, Inc.'s ownership is 29.9%. [3] SMG Growing Media, Inc.’s ownership is 80.5%.

Agrolux Holding B.V.	Netherlands
HDP Trading B.V.	Netherlands
Agrolux Europe B.V.	Netherlands
Agrolux Nederland B.V.	Netherlands
Agrolux Lighting Holding Inc.	Canada
Agrolux Lighting Inc.	Canada
Gavita Canada Inc.	Canada
Gavita AS	Norway
HGCI, Inc.	Nevada
SMG ITO Holdings, Inc.	Ohio
Seamless Control LLC[4]	Delaware
SMGM LLC	Ohio
Scotts-Sierra Investments LLC	Delaware
ASEF B.V.	Netherlands
Scotts Gardening Fertilizer (Wuhan) Co., Ltd.	China
Scotts Canada Ltd.	Canada
Laketon Peat Moss Inc.[5]	Canada
Scotts de Mexico SA de CV6	Mexico
Scotts France Holdings SARL	France
SMG France SAS	France
SMG Germany GmbH	Germany
Scotts Holdings Limited	United Kingdom
Levington Group Limited	United Kingdom
SMG Gardening (UK) Limited	United Kingdom
The Scotts Company (Manufacturing) Limited	United Kingdom
Humax Horticulture Limited	United Kingdom
O M Scott International Investments Limited	United Kingdom
Swiss Farms Products, Inc.	Delaware
The Scotts Company LLC	Ohio
The Scotts Miracle-Gro Foundation[7]	Ohio

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4 SMG ITO Holdings, Inc.'s ownership is 51.0%.
[5] Scotts Canada Ltd.'s ownership is 50.0%.
[6] The Scotts Company LLC owns 0.5% and Scotts-Sierra Investments LLC owns the remaining 99.5%.
[7] The Scotts Miracle-Gro Foundation is a 501(c)(3) corporation.